Exhibit 1.1

FORM OF DEALER MANAGER AGREEMENT

[                 ], 2018

SDDco Brokerage Advisors, LLC

485 Madison Avenue, 15th Floor

New York, NY 10022

This Dealer Manager Agreement (this “Agreement”) is entered into by and between Oaktree Real Estate Income Trust, Inc., a Maryland corporation (the “Company”) and SDDco Brokerage Advisors, LLC, a New York limited liability company (the “Dealer Manager”).

The Company has filed a Registration Statement (as defined below) with the U.S. Securities and Exchange Commission (the “SEC”) registering an ongoing offering (the “Offering”) of shares of one or more classes (the “Shares”) of the Company’s common stock (“Common Stock”).

The Offering is and shall be comprised of a maximum amount of Shares set forth from time to time in the applicable Prospectus (as defined below) that will be issued and sold to the public at the public offering prices per Share set forth from time to time in the Prospectus pursuant to a primary offering (the “Primary Shares”) and the Company’s distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager).

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Company may from time to time offer one or more classes of Shares. The differences between the classes of Shares and the eligibility requirements for each class will be described in detail in the Prospectus. The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus.

Except as otherwise agreed by the Company and the Dealer Manager, Shares sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and the broker-dealers (each a “Dealer” and collectively, the “Dealers”) with whom the Dealer Manager has entered into or will enter into a selected dealer agreement related to the distribution of Primary Shares substantially in the form attached to this Agreement as Exhibit A or such other form as approved by the Company (each a “Selected Dealer Agreement”) at a purchase price equal to the then-current offering price per share (the “transaction price”) made available to investors on the Company’s website and in the Prospectus, plus any applicable selling commissions and dealer manager fees, subject in certain circumstances to reductions thereof as described in the Prospectus. All of the selling commissions and dealer manager fees will be reallowed by the Dealer Manager to the Dealers who sold the applicable class of Primary Shares giving rise to such selling commissions and dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For stockholders who participate in the Company’s distribution reinvestment plan, the cash distributions paid on the Shares of each class that each stockholder owns will be automatically invested in additional Shares of the same class. The DRIP Shares are to be issued and sold to stockholders of the Company at the transaction price of the applicable class of Shares on the date that the distribution is payable, without any applicable selling commissions and dealer manager fees.

Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Company hereby agrees with the Dealer Manager as follows:

1. Representations and Warranties of the Company: The Company represents and warrants to the Dealer Manager and each Dealer participating in the Offering, with respect to such Offering, as applicable, that:

a. A registration statement on Form S-11 with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “Securities Act”). Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. The prospectus contained therein, as amended and supplemented from time to time, is hereinafter referred to as the “Prospectus.” As used in this Agreement, the term “Registration Statement” means a registration statement on Form S-11 with respect to the Shares on file with and declared effective by the SEC, as amended or replaced from time to time. “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC pursuant to Rule 424 under the Securities Act. The terms Registration Statement and Prospectus, in all cases, shall include the documents, if any, incorporated by reference therein.

b. As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the Securities Act. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing representation does not extend to such statements contained in or omitted from the Registration Statement or Prospectus that relate to the Dealer Manager or any of the Dealers, are primarily within the knowledge of the Dealer Manager or any of the Dealers or are based upon information furnished by the Dealer Manager or any of the Dealers in writing to the Company specifically for inclusion therein.

c. The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

d. The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

e. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws.

f. Unless otherwise described in the Registration Statement and Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, that would reasonably be expected to have a material adverse effect on the business or property of the Company.

g. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (i) the Company’s charter or by-laws, (ii) any indenture, mortgage, deed of trust or lease to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties is bound or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

h. The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

i. At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Company’s charter, and upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

j. The Company has filed all material federal, state and foreign income tax returns that have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.

k. The financial statements of the Company, if any, included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

l. Commencing with the Company’s first taxable year in which it makes an election to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), the Company will be organized in conformity with the requirements for qualification and taxation as a REIT, and its proposed method of operation (as described in the Registration Statement and the Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

m. The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

n. Each independent accounting firm that has audited and is reporting upon any financial statements included in the Registration Statement or the Prospectus or any amendments or supplements thereto is, to the Company’s knowledge, an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board as is required by the Securities Act.

o. Any and all printed sales literature or other materials that have been approved in advance in writing by the Company and appropriate regulatory agencies for use in the Offering (“Authorized Sales Materials”) prepared by the Company and any of its affiliates specifically for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they at the time provided for use, omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading.

2. Representations and Warranties of the Dealer Manager. The Dealer Manager represents and warrants to the Company, with respect to the Offering, as applicable, that:

a. The Dealer Manager is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New York, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

b. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Dealer Manager of this Agreement.

c. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) the Dealer Manager’s charter or by-laws, (ii) any indenture, mortgage, deed of trust or lease to which the Dealer Manager or any of its subsidiaries is a party or by which the Dealer Manager or any of its subsidiaries or any of their properties is bound or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

d. The Dealer Manager has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

e. The Dealer Manager is, and during the term of this Agreement will be (a) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (b) a member in good standing of FINRA and (c) a broker-dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement and the Prospectus. Each of the Dealer Manager’s employees and representatives has all required licenses and registrations to act under this Agreement and to carry out the Offering as contemplated thereby. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offering as contemplated by this Agreement and the Prospectus.

f. The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

g. The Dealer Manager has established and implemented an anti-money laundering compliance program (the “AML Program”) in compliance with applicable law, including applicable FINRA Conduct Rules, the Exchange Act and the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001 (the “USA Patriot Act”) (collectively, the “AML Rules”). The Dealer Manager is currently in compliance with all AML Rules, including, but not limited to, the Customer Identification Program requirements under Title III of the USA Patriot Act.

h. The Dealer Manager has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Dealer Manager, its subsidiaries and their respective officers, directors, employees and agents with (i) all applicable economic sanctions or trade embargoes (“Sanctions”), including but not limited to those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State, and (ii) applicable anti-corruption or anti-bribery laws and regulations (“Anti-Corruption Laws”), including but not limited to the Foreign Corrupt Practices Act. The Dealer Manager is not subject to or the target of any Sanctions and is in compliance with Sanctions and Anti-Corruption Laws.

3. Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

a. It will furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (a) the Prospectus and every supplemental or amended Prospectus; (b) this Agreement; and (c) any Authorized Sales Materials (provided that the use of said Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies).

b. It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as required for the Offering and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager upon request a copy of such papers filed by the Company in connection with any such qualification.

c. It will: (a) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (b) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (c) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interests of the Company, use its commercially reasonable efforts to obtain the lifting of such order.

d. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental Prospectus that will correct such statement or omission. The Company will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

e. If at any time any event occurs that is known to the Company as a result of which any Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify the Dealer Manager thereof.

f. It will disclose a per share estimated value of the Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5).

g. The Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

h. Prior to first use, the Company will file and obtain clearance of the Authorized Sales Materials to the extent required by applicable SEC and state securities rules.

4. Obligations and Compensation of Dealer Manager.

a. The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Primary Shares set forth in the Prospectus (subject to the Company’s right of reallocation of Primary Shares to DRIP Shares, and vice versa, as described in the Prospectus) through Dealers, all of whom shall be members of FINRA in good standing. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions set forth in the Prospectus with respect to the Offering and any additional terms or conditions specified in Schedule 1 to this Agreement, as it may be amended from time to time. With respect to the Dealer Manager’s participation in the distribution of the Shares in the Offering, the Dealer Manager agrees to comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2040, 2111, 2310, 5110 and 5141.

b. Promptly after the initial Effective Date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares in the Offering for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will immediately suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

c. Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended from time to time, the Company will pay to the Dealer Manager selling commissions as described in Schedule 1 to this Agreement. The applicable selling commissions will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of any applicable class of Primary Shares and all of the selling commissions will be reallowed by the Dealer Manager to the Dealers who sold the applicable class of Primary Shares giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.

d. Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended from time to time, the Company will pay to the Dealer Manager dealer manager fees as described in Schedule 1 to this Agreement. The applicable dealer manager fees payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of any applicable class of Primary Shares and all of the dealer manager fees will be reallowed by the Dealer Manager to the Dealers who sold the applicable class of Primary Shares giving rise to such dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.

e. Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended from time to time, and subject to the limitations set forth in Section 4.f. below, the Company will pay to the Dealer Manager a stockholder servicing fee with respect to sales of any applicable class of Primary Shares as described in Schedule 1 to this Agreement (the “Servicing Fee”). The Company will pay the Servicing Fee to the Dealer Manager monthly in arrears. The Dealer Manager will reallow all of the Servicing Fee to the Dealers who sold the Shares giving rise to a portion of such Servicing Fee to the extent the Selected Dealer Agreement with such Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Selected Dealer Agreement related to such reallowance; provided, however, that upon the date when the Dealer Manager is notified that the Dealer who sold the Shares giving rise to a portion of the Servicing Fee is no longer the broker-dealer of record with respect to such Shares or that the Dealer no longer satisfies any or all of the conditions in its Selected Dealer Agreement for the receipt of the Servicing Fee, then Dealer’s entitlement to the Servicing Fees related to such Shares shall cease, and Dealer shall not receive the Servicing Fee for any portion of the month in which Dealer is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to Shares giving rise to a portion of such Servicing Fee made in connection with a change in the registration of record for such Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Dealer shall be entitled to a pro rata portion of the Servicing Fees related to such Shares for the portion of the month for which the Dealer was the broker-dealer of record.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the applicable Shares if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer Manager may also reallow some or all of any applicable Servicing Fee to other broker-dealers who provide services with respect to the applicable Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

f. The Dealer Manager shall cease receiving the Servicing Fees with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and Servicing Fees paid with respect to the Shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or a lower limit as set forth in the Selected Dealer Agreement between the Dealer Manager and the applicable Dealer) of the gross proceeds from the sale of such Shares (excluding the gross proceeds of any Shares issued under the DRIP with respect thereto). At the end of such month, such Shares (and any Shares issued under the DRIP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such Shares. In addition, the Dealer Manager will cease receiving the Servicing Fee with respect to any Shares issued in the Offering upon the earlier to occur of the following: (i) a listing of Class I shares, (ii) the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or the sale or other disposition of all or substantially all of the Company’s assets, in each case in a transaction in which the Company’s stockholders receive cash, securities listed on a national exchange or a combination thereof, or (iii) the date following the completion of such Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including selling commissions, dealer manager fees, the Servicing Fee and other underwriting compensation, is equal to 10% of the gross proceeds from Primary Shares sold in such Offering, as determined in good faith by the Dealer Manager in its sole discretion.

For purposes of this Agreement, the portion of the Servicing Fee accruing with respect to any applicable class of Shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

g. The terms of any reallowance of selling commissions, dealer manager fees and the Servicing Fee shall be set forth in the Selected Dealer Agreement or Servicing Agreement entered into with the Dealers or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Dealer or Servicing Dealer for direct payment of commissions, or any reallowance of dealer manager fees or the Servicing Fee to such Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of dealer manager fees or the Servicing Fee to Dealers and Servicing Dealers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions, dealer manager fees or Servicing Fees to Dealers on behalf of the Dealer Manager without incurring any liability.

h. Beginning on August 1, 2017, for services under this Agreement and in addition to the other items of underwriting compensation set forth in this Section 4, the Company and/or Oaktree Fund Advisors, LLC (the “Advisor”) shall pay the Dealer Manager, quarterly in arrears, a fee equal to (i) prior to the effectiveness of the Registration Statement, $30,000 and (ii) following the effectiveness of the Registration Statement, $75,000. For quarters where services were provided for less than the full three months, or where the Registration Statement is declared effective mid-quarter, the applicable quarterly payment shall be calculated at a rate of $10,000 per month for the period during which the Registration Statement was not effective and $25,000 during the period in which the Registration Statement was effective with foregoing rates applied pro rata for the applicable time periods during which fees are due. In addition, the Company or the Advisor shall reimburse the Dealer Manager for all items of underwriting compensation actually paid by the Dealer Manager to the extent the Prospectus indicates that they will be paid by the Company or the Advisor, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA. Subject to prevailing rules and regulations of FINRA, the Company shall also pay directly or reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Dealer as described in the Prospectus. The Dealer Manager shall obtain from any Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses.

i. The Dealer Manager shall pay its own costs and expenses incident to the performance of this Agreement.

j. Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Company with respect to a particular Offering hereunder shall cause total organization and offering expenses, as defined under the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”) and FINRA rules, to exceed 15% of gross proceeds from such Offering.

k. The Dealer Manager and all Dealers will offer and sell the Shares at the public offering prices per share described in the Prospectus.

l. The Dealer Manager shall (a) abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; (b) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Soliciting Dealers (the “List”) to identify customers that have exercised their opt-out rights. Prior to using or disclosing nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, each party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

m. The Dealer Manager shall remain in compliance with all AML Rules and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification, the Dealer Manager is in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Title III of the USA Patriot Act.

n. The Dealer Manger will maintain in effect and enforce policies and procedures designed to ensure compliance by the Dealer Manager, its subsidiaries and their respective directors, officers, employees and agents with Sanctions and Anti-Corruption Laws. The Dealer Manager will not act in any manner that would result in the violation of any Sanctions or Anti-Corruption Laws by any party to this Agreement. The Dealer Manager will deliver in a timely manner all documents reasonably requested by the Company in connection with Sanctions.

o. The Dealer Manager shall keep, and shall cause its officers, directors, managers, employees, owners, members, partners and other agents (collectively, its “Representatives”) to keep, all Confidential Information (as defined below) strictly confidential and shall not use, distribute or copy the same except in connection with the Dealer Manager’s performance of its obligations hereunder. The Dealer Manager agrees not to disclose, and to cause its Representatives not to disclose, such Confidential Information to the public, or to any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. The Dealer Manager shall use all reasonable precautions necessary to preserve the confidentiality of the Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of performance of the Dealer Manager’s obligations hereunder and (b) informing each recipient of such Confidential Information of the Dealer Manager’s confidentiality obligation. The Dealer Manager acknowledges that the Dealer Manager or its Representatives may have previously received Confidential Information, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Dealer Manager acknowledges that the Dealer Manager or its Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company or the Advisor, and agrees that the foregoing restrictions shall apply to any Confidential Information received through any source or medium. The Dealer Manager acknowledges the restrictions and limitations of Regulation FD promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Dealer Manager shall notify the Company in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c). For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Advisor or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, investment strategies, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Advisor or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Advisor or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, market studies and personal information, however documented); (iv) any information marked or designated “Confidential”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing; provided, however, that “Confidential Information” shall not include information that (w) is or becomes available to the public other than as a result of disclosure by the Dealer Manager in breach of this Agreement, including any information that is included in the Prospectus or any Authorized Sales Materials ; (x) was available to the Dealer Manager on a non-confidential basis prior to its disclosure to such Dealer Manager in connection with this Agreement; (y) becomes available to the Dealer Manager from a source that is not known by the Dealer Manager to be otherwise prohibited from communicating such information to the Dealer Manager; or (z) is independently developed by the Dealer Manager without reference to the Confidential Information.

p. At the request of the Company, the Dealer Manager will engage a Dealer selected by the Company and enter into a related Selected Dealer Agreement unless the Dealer Manager reasonably objects to engaging such Dealer. The Dealer Manager shall not engage a Dealer without the prior written consent of the Company and shall not enter into a Selected Dealer Agreement unless the Company has approved of such Agreement in writing (including via e-mail). The Dealer Manager shall provide executed copies of each Selected Dealer Agreement to the Company on the day such Agreement is executed.

q. The parties hereto acknowledge that the Dealer Manager is granted certain discretion under the Selected Dealer Agreement, including the discretion to waive or modify certain rights and obligations of the Dealer. The Dealer Manager shall not exercise any such discretion under a Selected Dealer Agreement without receiving the Company’s prior written (including via e-mail) approval (which shall not unreasonably be withheld).

5. Indemnification.

a. To the extent permitted by the Company’s charter and the provisions of Article II.G of the NASAA Guidelines, and subject to the limitations below, the Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the

Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials, or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. The Company will reimburse the Dealer Manager and each Indemnified Person of the Dealer Manager for any legal or other expenses reasonably incurred by the Dealer Manager or such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the NASAA Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i)	There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii)	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii)	A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Further notwithstanding the foregoing provisions of this Section, the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with such portion of the Loss, expense or action.

The foregoing indemnity agreement of this Section is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer Manager or the Dealer prior to such acceptance.

b. The Dealer Manager will indemnify and hold harmless the Company, its officers and directors (including any person named in the Registration Statement, with his or her consent, as about to become a director), each other person who has signed the Registration Statement, Oaktree Capital Group, LLC and its affiliates, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the Company Indemnified Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

c. Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealer specifically for use with reference to the Dealer in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Dealer; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.

d. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to the next paragraph) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party

e. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f. The indemnity agreements contained in this Section shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section.

g. By virtue of entering into the Selected Dealer Agreement, each Dealer severally will agree to indemnify, defend and hold harmless the Company, the Dealer Manager, each of their respective Indemnified Persons, and each person who signs any Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Persons, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Selected Dealer Agreement. The Dealer Manager shall not amend or delete any such Dealer indemnity in the Selected Dealer Agreement without the Company’s written consent.

6. Survival of Provisions.

a. The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Shares.

b. The respective agreements of the Company and the Dealer Manager set forth in Sections 4.c. through 4.m. and Sections 5 through 15 and 17 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

7. Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.

8. Venue; Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute.

9. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

10. Successors and Amendment.

a. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 5 hereof.

b. This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

11. Term and Termination. This Agreement shall expire at the end of the Offering. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 4 pursuant to the requirements of that Section 4 at such times as such amounts become payable pursuant to the terms of such Section 4, offset by any losses suffered by the Company or any officer or director of the Company arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 5 herein, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Dealer Manager. Upon the expiration or termination of this Agreement, the Dealer Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

12. Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

13. Prospectus and Authorized Sales Materials. The Dealer Manager agrees that it is not authorized or permitted to give and will not give any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer that has not entered into a Selected Dealer Agreement or Servicing Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Dealers pursuant to the Selected Dealer Agreement) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer Manager, in its agreements with Dealers, will include requirements and obligations of the Dealers similar to those imposed upon the Dealer Manager pursuant to this Section.

14. Suitability of Investors. The Dealer Manager, in its agreements with Dealers, will require that the Dealers offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager, in its agreements with Dealers, will require that the Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Article III.C. of the NASAA Guidelines. The Dealer Manager, in its agreements with Dealers, will require that the Dealers shall sell Shares of any class only to those persons who are eligible to purchase shares of such class as described in the Prospectus and only through those Dealers who are authorized to sell such shares. The Dealer Manager, in its agreements with the Dealers, shall require the Dealers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.

15. Submission of Orders. The Dealer Manager will require in its agreements with each Dealer that each Dealer comply with the submission of orders procedures set forth in the form of Selected Dealer Agreement attached as Exhibit A to this Agreement. To the extent the Dealer Manager is involved in the distribution process other than through a Dealer, the Dealer Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the Offering to complete and execute a subscription agreement in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) in the form provided by the Company to the Dealer Manager for use in connection with the Offering and to deliver to the Dealer Manager or as otherwise directed by the Dealer Manager such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus for the applicable class of Shares. Subscription Agreements and instruments of payment will be transmitted by the Dealer Manager to the escrow agent described in the Prospectus and Subscription Agreement for the Offering if the minimum offering requirement described in the Prospectus (“Minimum Offering Requirement”) has not yet been satisfied or, after any such Minimum Offering Requirement is satisfied, to the Company, as soon as practicable, but in any event not later than the end of the next business day following receipt by the Dealer Manager. If the Dealer Manager receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the form of Selected Dealer Agreement, the Dealer Manager shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

16. Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer Manager:	SDDco Brokerage Advisors, LLC 485 Madison Avenue, 15th Floor New York, NY 10022 Attention: Bryon H. Lyons Email: BLyons@sddco-ba.com

If to the Company:	Oaktree Real Estate Income Trust, Inc. 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071 Attention: Chief Securities Counsel Email: OakREITNotices@oaktreeREIT.com

With copies (which shall not constitute notice) to:

Oaktree Fund Advisors, LLC 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071 Attention: General Counsel Email: tmolz@oaktreecapital.com

17. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement or understanding between them with respect to such subject matter.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

OAKTREE REAL ESTATE INCOME TRUST, INC.

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

SDDCO BROKERAGE ADVISORS, LLC

By:
Name:
Title:

Schedule 1

Compensation

I.	Selling Commissions

The Company will pay to the Dealer Manager selling commissions in the amount of (a) up to 3.0% of the transaction price per share of each sale of Class T Primary Shares, (b) up to 3.5% of the transaction price per share of each sale of Class S Primary Shares and (c) up to 0.5% of the transaction price per share of each sale of Class D Primary Shares. All of the selling commissions paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to the Dealers who sell the Primary Shares giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For avoidance of doubt, the Dealer Manager will not retain any selling commissions.

II.	Dealer Manager Fees

The Company will pay to the Dealer Manager dealer manager fees in the amount of up to 0.5% of the transaction price per share of each sale of Class T Primary Shares. The Company will not pay to the Dealer Manager any dealer manager fees in respect of the purchase of any Class S shares, Class D shares, Class I shares or DRIP Shares. All of the Dealer Manager Fees paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to the Dealers who sell the Primary Shares giving rise to such dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For avoidance of doubt, the Dealer Manager will not retain any dealer manager fees.

III.	Servicing Fee

The Company will pay to the Dealer Manager a Servicing Fee with respect to outstanding Primary Shares that are Class T shares, payable monthly in an amount equal to 0.85% per annum of the aggregate NAV of such shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV of such shares; provided, however, with respect to Class T shares sold through certain Dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The Company will pay to the Dealer Manager a Servicing Fee with respect to outstanding Primary Shares that are Class S shares or Class D shares, payable monthly in an amount equal to 0.85% per annum of the aggregate NAV of such Class S shares and in an amount equal to 0.25% per annum of the aggregate NAV of such Class D shares. The Company will not pay the Dealer Manager a Servicing Fee with respect to Class I shares. All of the Servicing Fees paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to the Dealers who sell the Primary Shares giving rise to such Servicing Fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For avoidance of doubt, the Dealer Manager will not retain any Servicing Fees.

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT

[See attached.]